Exhibit 99.2

Amicus Therapeutics Provides Full-Year 2015 Strategic Outlook and Financial Guidance

MAA Submission for Migalastat Monotherapy for Fabry Disease on Track for Mid-2015

Next-Generation Pompe ERT Set to Enter Clinic in 2H15

FY15 Cash Spend Guidance of $73-$83 Million — Current Cash Expected to Fund Operations into 2017

CRANBURY, NJ, January 12, 2015 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company at the forefront of therapies for rare and orphan diseases, today provided its full-year 2015 strategic outlook and financial guidance.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc., stated, “2014 was a transformational year for Amicus. We enter 2015 with great momentum and equally high expectations. We expect many important firsts for Amicus in 2015 including our first regulatory submissions for our novel oral Fabry monotherapy as well as our first human clinical study of our highly differentiated, proprietary next-generation ERT for Pompe disease. These milestones will significantly advance our goal of building one of the world’s leading biotechnology companies focused on the treatment of rare and orphan diseases and improving the lives of people living with rare disorders around the world.  I am very optimistic and look forward to leading Amicus for many years to come as we fulfill this great vision.”

Key 2015 Highlights

•                  Migalastat monotherapy FDA interaction planned in 1Q15. MAA submission on track for mid-2015 to seek marketing approval for Fabry patients with amenable mutations.

•                  Initiation of longer-term Phase 2 Fabry co-administration study anticipated in 2015 in support of Fabry franchise strategy to develop migalastat in combination with ERT for Fabry patients with non-amenable mutations.

•                  Next-generation Pompe ERT (ATB200 + chaperone) set to enter clinic in 2H15. Additional details on Pompe program to be highlighted at 33rd Annual J.P. Morgan Healthcare Conference.

•                  Strong balance sheet supports current development programs, biologics manufacturing capabilities, and initial commercial infrastructure to establish leading global rare disease company

•                  Full-year 2015 net cash spend expected to range between $73 million and $83 million

•                  Current cash ($169.1 million at December 31, 2014) projected to fund operating plan into 2017

Mr. Crowley will discuss Amicus’ corporate objectives and key milestones in a presentation at the 33rd Annual J.P. Morgan Healthcare Conference on Tuesday, January 13, 2015 at 10:30 a.m. PT (1:30 p.m. ET). A live webcast of the presentation can be accessed through the Investors section of the Amicus Therapeutics corporate web site at http://ir.amicustherapeutics.com/events.cfm, and will be archived for 90 days.

Highlights and Milestones by Program

Fabry Franchise

Amicus is preparing to submit marketing applications for the oral pharmacological chaperone migalastat HCl (“migalastat”) as a monotherapy for Fabry patients who have amenable mutations. Positive Phase 3 data in both treatment naïve and ERT switch patients have shown that treatment with migalastat has resulted in reductions in disease substrate, stability of kidney function and improvement in a key cardiac parameter (left ventricular mass index, or LVMI) in patients with amenable mutations. For all other Fabry patients who do not have amenable mutations and cannot take monotherapy, Amicus is advancing migalastat in combination with ERT.

Anticipated 2015 Fabry Franchise Milestones:

•                  FDA meeting to discuss migalastat monotherapy in 1Q15

•                  Migalastat monotherapy MAA submission in mid-2015

•                  Initiation of longer-term Phase 2 study of oral migalastat co-administered with currently marketed ERTs in 2H15

•                  Internal development underway of next-generation ERT (bio-better Fabry ERT cell line for co-formulation with migalastat)

Next-Generation ERT for Pompe Disease (ATB200 + Chaperone)

Amicus is leveraging its biologics capabilities to develop a bio-better, uniquely engineered rhGAA enzyme with an optimized carbohydrate structure (designated ATB200) to enhance uptake, in combination with a pharmacological chaperone to improve activity and tolerability. In preclinical studies ATB200 has demonstrated greater enzyme uptake into tissues and further substrate reduction compared to the current standard of care Pompe ERT (Myozyme/Lumizyme). Clinical studies of pharmacological chaperones in combination with currently marketed ERTs have established initial human proof-of-concept that a chaperone can stabilize enzyme activity and potentially improve ERT tolerability.

Anticipated 2015 Pompe Program Milestones:

•                  GMP batch of ATB200 in 1Q15

•                  Pre-IND meeting in mid-2015

•                  Phase 1/2 study initiation in 2H15

2015 Financial Guidance

Cash, cash equivalents, and marketable securities totaled $169.1 million at December 31, 2014 compared to $82.0 million at December 31, 2013. The Company’s balance sheet was strengthened during 2014 with a $40 million at-the-market (ATM) financing as well as a $103.5 million public offering. Amicus expects full-year 2015 net cash spend between $73 million and $83 million. The current cash position is projected to fund operations into 2017.

Company Leadership

Amicus also announced that Bradley L. Campbell has been promoted to President and Chief Operating Officer.  Mr. Campbell will continue to report to Mr. Crowley and will also continue to oversee a broad range of activities at Amicus including: Research and Development; Technical (Manufacturing) Operations; Program Management; and Patient Advocacy and Public Policy. He was previously named Chief Operating Officer in 2013 and prior to that he has held a number of positions at Amicus, including Chief Business Officer.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq:FOLD) is a biopharmaceutical company at the forefront of therapies for rare and orphan diseases. The Company is developing novel, first-in-class treatments for a broad range of human genetic diseases, with a focus on delivering new benefits to individuals with lysosomal storage diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, as well as next-generation enzyme replacement therapy (ERT) products for Fabry disease, Pompe disease, and MPS-1.

Forward-Looking Statements

This press release contains, and the accompanying conference call will contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trials evaluating Amicus’ candidate drug products, financing plans, and the projected cash position for the Company. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we will need additional funding to complete all of our studies and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

Pure Communications

Dan Budwick

dan@purecommunicationsinc.com

(973) 271-6085

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